UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 1, 2013

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150419	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 1, 2013, Tonix Pharmaceuticals Holding Corp. (the “Company”) amended its Articles of Incorporation, as amended, pursuant to which the Company effected a one-for-twenty reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), by filing a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Nevada to effectuate such amendment.  The Certificate of Amendment, effective May 1, 2013, is attached to this Form 8-K as Exhibit 3.01 and is incorporated by reference.

As previously reported, the holders of a majority of the issued and outstanding shares of common stock of the Company, at the annual shareholder meeting held on April 19, 2013, granted discretionary authority to the Company’s board of directors to effectuate a reverse stock at a range from 1-for-2 up to 1-for-25. On April 19, 2013, the Company’s board of directors authorized the Reverse Stock Split pursuant to a unanimous consent in lieu of a meeting.

Upon effectiveness of the Reverse Stock Split, the Company had 2,197,486 shares of common stock issued and outstanding.

Item 8.01 Other Events.

On May 1, 2013, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.01	Certificate of Amendment to the Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on April 26, 2013.

99.01	Press Release, dated May 1, 2013, issued by Tonix Pharmaceuticals Holding Corp.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 1, 2013	By:	/s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer

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